UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2024

NCR ATLEOS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-41728

Maryland	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (937) 445-1936

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On February 14, 2024, NCR Atleos Corporation (the “Company”) furnished a Current Report on Form 8-K (the “Original 8-K”) that attached a press release setting forth its fourth quarter 2023 financial results and certain other financial information. This Current Report on Form 8-K/A (the “8-K/A”) amends the Original 8-K solely for the purpose of updating the accompanying press release and supplementary materials.

These changes were identified as a part of management review and finalization of the complex accounting related to the Company’s separation transaction, which took place on October 16, 2023.

The changes include the below as well as conforming changes to other related measures and information:
•the Company’s stated cash and cash equivalents (updated to $339 million from $375 million for the year-end 2023);
•cash flow from operations (updated to $8 million from $(43) million for the fourth quarter of 2023) and adjusted free cash flow-unrestricted (updated to $(68) million from $(62) million for the fourth quarter of 2023); and
•interest expense (updated to $75 million from $69 million for the fourth quarter of 2023), affecting GAAP basis diluted loss per share attributable to Atleos (updated to $2.34 from $2.28) and non-GAAP diluted earnings per share (updated to $0.64 from $0.69 for the fourth quarter of 2023).

The Company reaffirms both its first quarter 2024 and full year 2024 financial guidance, and has provided supplementary materials describing the composition of the revenue and profitability outlook and a more detailed free cash flow analysis.

Other than the corrections discussed in this 8-K/A, no other changes have been made to the Original 8-K or the exhibits furnished with the Original 8-K. A copy of the corrected press release is furnished herewith as Exhibit 99.1 and is hereby incorporated by reference. All changes from the original press release are noted in the corrected press release.
Item 7.01.    Regulation FD Disclosure.
As noted above, the Company also furnished with the Original 8-K certain supplementary materials. A corrected copy of those supplementary materials is also being furnished with this 8-K/A to correct information that corresponds to the inadvertent errors and add the supplementary details noted above.

A copy of those corrected supplementary materials will be posted to the Company’s website and are furnished herewith as Exhibit 99.2. All changes from the original supplementary materials are noted in the corrected supplementary materials.
The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits:
The following exhibits are attached with this current report on Form 8-K/A:

Exhibit No.	Description
99.1	Press release issued by the Company dated February 14, 2024 (as corrected)
99.2	Supplementary materials, dated February 14, 2024 (as corrected)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Atleos Corporation

By:	/s/ Paul J. Campbell
Paul J. Campbell
Executive Vice President and Chief Financial Officer
Date: March 26, 2024